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                                                                    EXHIBIT 5(1)


                           October 17, 1997





Board of Directors
Axsys Technologies, Inc.
645 Madison Avenue
New York, New York  10022

Gentlemen:

          We are acting as special counsel for Axsys Technologies, Inc., a Delaware corporation (the "Company"), in connection with the public offering pursuant to the Registration Statement on Form S-1, Registration No. 333-36027 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") covering 1,528,550 shares of the Company's common stock, par value $.01 per share ("Common Stock"), of which 1,064,809 shares (the "Primary Shares") are being offered by the Company and 463,741 shares (the "Lehman Shares") are being offered by Lehman Electric, Inc. ("Lehman"), and an over-allotment option of up to 229,283 shares of Common Stock (the "Additional Shares"), which may be offered by the Company. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries, and other persons, and such other documents, and
(iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and other persons.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Primary Shares to be offered by the Company and the Additional Shares that may be offered by the Company, when issued, delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable and that the Lehman Shares to be offered by Lehman are validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the General Corporation Law of the State of Delaware. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                           FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
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                           By: /s/ Kenneth R. Blackman
                               ---------------------------------
                                   Kenneth R. Blackman